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                                                                    Exhibit 99.2


                                 FORM OF PROXY

                               FATBRAIN.COM, INC.
                    2550 WALSH AVENUE, SANTA CLARA, CA 95051
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FATBRAIN.COM, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD November 16, 2000

      The undersigned holder of Common Stock, par value $0.001, of Fatbrain.com, Inc. (the "Company"), hereby appoints Dennis Capovilla and Kim Orumchian, or either of them, proxies for the undersigned with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 16, 2000 at 10:00 a.m., California time, at 2550 Walsh Avenue, Santa Clara, California, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

      This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER PROPOSAL AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of the company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL AT THE SPECIAL MEETING. IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FATBRAIN.COM, INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be signed on reverse side)
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                                   (Reverse)

                               FATBRAIN.COM, INC.


1. To adopt and approve the Agreement and Plan of Merger entered into by barnesandnoble.com inc., a Delaware corporation, and the Company, dated as of September 13, 2000.

                    FOR / /             AGAINST / /             ABSTAIN / /

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus.



                           Date: _______________________________________ , 2000


                           ____________________________________________________
                                                 Signature

                           ____________________________________________________
                                        Signature (if held jointly)


                           Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustor, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.